United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1933

                        Date of Report:  January 2, 2002

                        Commission File Number:  0-25891

                             MARKETCENTRAL.NET CORP




Texas                                                                 76-0270330
(Jurisdiction  of  Incorporation)        (I.R.S.  Employer  Identification  No.)

6401  South  Boston  Street,  Englewood,  CO                               80111
(Address of principal executive offices)                              (Zip Code)

Registrant's  telephone  number,  including  area  code:         (720)  489-1315

Securities  registered  pursuant  to  Section  12(b)  of  the  Act:         None

Securities  registered  pursuant  to  Section  12(g)  of  the  Act: Common Stock


     ITEM 1. CHANGE OF CONTROL OF REGISTRANT. On December 31, 2001 it was reported on Schedule 13D and Form 3 that Paul Taylor, Chairman and CEO of MarketCentral, had possession of 6,259,588 restricted shares, the controlling share position of the company:

          "6,000,000 shares are purchased (undelivered) from the Issuer for a note for $540,000, which may be paid by offset from the Reporting persons future compensation.

          51,553 shares (undelivered) were purchased from individuals privately for an aggregate of $825,000.

          The remaining shares were issued for conversion of shares pursuant to the acquisition of FCOM, Inc. as stated in the Plan of Reorganization and Acquisition ("POR") filed as an exhibit to the 10KSB for the year ending December 31, 2000.

          175,469 shares were issued for conversion of shares of the Reporting Person's acquired private company, FCOM, Inc. to the Reporting Person.

          16,283 shares were issued for conversion of shares of the Reporting Person's acquired private company, FCOM, Inc. to the Reporting Person's wife.

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          16,283  shares  were  issued for conversion of shares of the Reporting
Person's  acquired  private company, FCOM, Inc. to the Reporting Person's child.

          Contingencies on the release of shares are deemed substantially satisfied."


     The basis of the control was the acquisition of control of the issuer. Mr. Taylor has functioned as CEO since April of 2001, in anticipation of the final closing upon satisfaction of all contingencies and condition. Contingencies on the release of shares are deemed substantially satisfied as of December 20, 2001.

     Paul Taylor is the beneficial owner of 6,259,588 shares of the common stock of the issuer, representing 39.2%. He is deemed to have beneficial ownership of all such shares, as well as sole voting and disposition power with respect thereto. No other person is known to have the right to receive or power to direct receipt of dividends from, or proceeds from the sale of, the common stock beneficially owned by Paul Taylor.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

                            MARKETCENTRAL.NET, CORP.

Dated:  January  2,  2002


                                       by

                                 /s/Paul Taylor
                                   Paul Taylor
                              Chairman/Director/CEO

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